Exhibit 4

Number                                                                    Shares
   0
                                                                 See Reverse for
                                                             Certain Definitions

               Incorporated under the laws of the State of Nevada
                    U.S. CENTER FOR ENERGY INFORMATION, INC.
                             Total Authorized Issue
                        75,000,000 Shares Par Value $.001
                                  Common Stock
                                    SPECIMEN

This is to certify that _________________________________________is the owner of
__________________________________________________________________fully paid and non-assessable shares of the above Corporation transferable only on the books of the Corporation by the holder thereof in person or by a duly authorized Attorney upon surrender of this Certificate properly endorsed.

Witness, the seal of the Corporation and the signatures of its duly authorized officers.

                                        [Seal of Corporation Appears Here]

Dated____________________    ________________________    _______________________
                                     Secretary                  President